EXHIBIT 1


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of The Nasdaq Stock Market, Inc., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 13th day of February, 2002.


HELLMAN & FRIEDMAN CAPITAL PARTNERSHIP IV, L.P.
By: H&F Investors IV, LLC, as General Partner

By: /s/ Patrick J. Healy
    ---------------------------------------------
    Name:  Patrick J. Healy
    Title: Vice President


H&F EXECUTIVE FUND IV, L.P.
By: H&F Investors IV, LLC, as General Partner

By: /s/ Patrick J. Healy
    ---------------------------------------------
    Name:  Patrick J. Healy
    Title: Vice President


H&F INTERNATIONAL PARTNERS IV-A, L.P.
By: H&F Investors IV, LLC, as General Partner

By: /s/ Patrick J. Healy
    ---------------------------------------------
    Name:  Patrick J. Healy
    Title: Vice President


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H&F INTERNATIONAL PARTNERS IV-B, L.P.
By: H&F Investors IV, LLC, as General Partner

By: /s/ Patrick J. Healy
    ---------------------------------------------
    Name:  Patrick J. Healy
    Title: Vice President


H&F INVESTORS IV, LLC

By: /s/ Patrick J. Healy
    ---------------------------------------------
    Name:  Patrick J. Healy
    Title: Vice President


    /s/ F. Warren Hellman
    ---------------------------------------------
    Name: F. Warren Hellman





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